EXHIBIT 99.1

CIRCOR International Inc.
Unaudited Pro Forma Condensed Consolidated Financial Information
Introduction
On July 26, 2019, CIRCOR International, Inc., through its wholly-owned subsidiary CEP Holdings Sarl (the “Company”), completed the previously announced disposition of its long-cycle upstream oil & gas engineered valve business (Pibiviesse S.p.A.) to P&P Flow Control AG, an affiliate of Certina Holding AG (the “Purchaser”), pursuant to the Quota Purchase Agreement, dated July 13, 2019, between the Company and the Purchaser, for EUR 1 million, with an earnout of 50 percent of net income over seven years up to a maximum of EUR 18 million (the “Disposition”).
The unaudited pro forma condensed consolidated financial information has been prepared in conformity with Article 11 of Regulation S-X. In addition, this unaudited pro forma condensed consolidated financial information is based on currently available information and assumptions the Company believes are reasonable. This unaudited pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to represent what the Company’s results of operations or financial position would have been had the Disposition described above occurred on the dates indicated, or to project the results of operations for any future periods.
The unaudited pro forma condensed consolidated balance sheet as of March 31, 2019 and unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2019 are derived from and should be read in conjunction with the Company’s unaudited financial statements in its March 31, 2019 Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission (the "SEC") on May 14, 2019. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018 is derived from and should be read in conjunction with the Company’s audited financial statements in its December 31, 2018 Annual Report on Form 10-K which was filed with the SEC on March 1, 2019.
The unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2019 is presented as if the Disposition had occurred on March 31, 2019. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2019 as well as for the year ended December 31, 2018, are presented as if the Disposition had occurred on January 1, 2018, the beginning of the earliest period presented.
The Company’s historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial information to present events that are (i) directly attributable to the Disposition, (ii) factually supportable and (iii) are expected to have a continuing impact on the Company’s consolidated results following the Disposition.
These pro forma financial statements do not purport to be indicative of the financial position or results of earnings of the Company as of such date or for such periods, nor are they necessarily indicative of future results.

CIRCOR INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
MARCH 31, 2019

(in 000's)	As Reported	Pro Forma Adjustments (a)	Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$73,619	(3,502)	70,117
Short-term investments
Trade accounts receivable, less allowance	188,500	(15,893)	172,607
Inventories	217,991	(9,539)	208,452
Restricted cash	—
Prepaid expenses and other current assets	89,904	(17,378)	72,526
Deferred income taxes	—
Assets held for sale	4,623	—	4,623
Total Current Assets	574,637	(46,312)	528,325
PROPERTY, PLANT AND EQUIPMENT, NET	198,148	(3,130)	195,018
OTHER ASSETS:
Goodwill	460,995	(769)	460,226
Intangibles, net	422,302	—	422,302
Right-of-Use Assets
Deferred income taxes	25,632	(8,615)	17,017
Restricted cash	—
Other assets	37,620	(8,155)	29,465
TOTAL ASSETS	$1,719,334	$(66,981)	$1,652,353
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$122,277	(15,042)	107,235
Accrued expenses and other current liabilities	99,591	(13,212)	86,379
Accrued compensation and benefits	27,251	(2,000)	25,251
Current portion of long-term debt	—	—	—
Short-term lease liabilities	—	—	—
Liabilities held for sale	—	—	—
Total Current Liabilities	249,119	(30,254)	218,865
LONG-TERM DEBT	733,666	—	733,666
DEFERRED INCOME TAXES	33,780	—	33,780
PENSION LIABILITY, NET	148,297	—	148,297
LONG-TERM LEASE LIABILITIES	—
OTHER NON-CURRENT LIABILITIES	38,295	(8,891)	29,404
TOTAL LIABILITIES	1,203,157	(39,145)	1,164,012
SHAREHOLDERS’ EQUITY:
Preferred stock	—	—	—
Common stock	212	—	212
Additional paid-in capital	442,568	—	442,568
Retained earnings	228,582	(33,718)	194,864
Common treasury stock	(74,472)	—	(74,472)
Accumulated other comprehensive loss, net of tax	(80,713)	5,882	(74,831)
Total Shareholders’ Equity	516,177	(27,836)	488,341
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,719,334	$(66,981)	$1,652,353

CIRCOR INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
QUARTER ENDED MARCH 31, 2019

	As Reported	Pro Forma Adjustments (a)	Pro Forma
(in '000s)
Net revenues	$270,395	$14,331	$256,064
Cost of revenues	196,526	14,047	182,479
GROSS PROFIT	73,869	284	73,585
Selling, general and administrative expenses	69,973	1,852	68,121
Special and restructuring (recoveries) charges, net	(7,816)	—	(7,816)
OPERATING INCOME	11,712	(1,568)	13,280
Interest expense, net	13,179	89	13,090
Other (income), net	(1,913)	(150)	(1,763)
INCOME BEFORE INCOME TAXES	446	(1,507)	1,953
Provision for income taxes	5,079	(362)	5,441
NET LOSS	$(4,633)	$(1,145)	$(3,488)

Basic loss per share	$(0.23)		$(0.18)
Diluted loss per share	$(0.23)		$(0.18)
Weighted-average shares :
Basic	19,870	—	19,870
Diluted	19,870	—	19,870

CIRCOR INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2018

	As Reported	Pro Forma Adjustments (b)	Pro Forma
(in '000s)
Net revenues	$1,175,825	$50,493	$1,125,332
Cost of revenues	834,175	49,912	784,263
GROSS PROFIT	341,650	581	341,069
Selling, general and administrative expenses	308,427	10,213	298,214
Special and restructuring charges, net	23,839	5,687	18,152
OPERATING INCOME	9,384	(15,319)	24,703
Interest expense, net	52,913	(30)	52,943
Other (income), net	(7,435)	(1,767)	(5,668)
LOSS BEFORE INCOME TAXES	(36,094)	(13,522)	(22,572)
Provision for income taxes	3,290	(3,221)	6,511
NET LOSS	$(39,384)	$(10,301)	$(29,083)

Basic loss per share	$(1.99)		$(1.47)
Diluted loss per share	$(1.99)		$(1.47)
Weighted-average shares :
Basic	19,834	—	19,834
Diluted	19,834	—	19,834

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:

1.	Basis of Presentation
The unaudited pro forma condensed consolidated balance sheet as of March 31, 2019 and unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2019 are derived from and should be read in conjunction with the Company’s unaudited financial statements in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, which was filed with the SEC on May 14, 2019. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018 is derived from and should be read in conjunction with the Company’s audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 1, 2019.
The unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2019 is presented as if the Disposition had occurred on March 31, 2019. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2019 as well as for the year ended December 31, 2018, are presented as if the Disposition had occurred on January 1, 2018, the beginning of the earliest period presented.
The Company’s historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial information to present events that are (i) directly attributable to the Disposition, (ii) factually supportable and (iii) are expected to have a continuing impact on the Company’s consolidated results following the Disposition.
These unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the financial position or results of earnings of the Company as of such date or for such periods, nor are they necessarily indicative of future results.

2.	Pro Forma Adjustments
The following pro forma adjustments are included in the Company’s unaudited pro forma condensed consolidated financial information:

(a)
These adjustments reflect the disposition of Pibiviesse S.p.A (“Pibiviesse”) for $1.1 million (EUR 1.0 million), in cash, net of customary purchase price adjustments, and include derecognizing disposed assets and liabilities and cumulative foreign currency translation within accumulated other comprehensive earnings. The adjustment to retained earnings reflects an estimated $34 million after-tax loss on the Disposition. The loss on the Disposition also reflects $3.5 million of tax expense associated with a pre-close transfer of intercompany loan receivables held by Pibiviesse, $1.1 million of estimated fees and expenses and $0.5 million goodwill write-off.

(b)
These adjustments reflect the elimination of revenues and expenses associated with the Pibiviesse operations. The adjustments do not reflect the anticipated loss on sale as described in (a) above as that is considered one-time in nature and not indicative of ongoing operations.